Exhibit 99.1

Microbot Medical® Strengthens LIBERTY® Endovascular Robotic System Position with Publication of its ACCESS PVI Pivotal Study in Leading Peer-Reviewed Medical Journal

Being Published in the Journal of Vascular and Interventional Radiology, a Premier Peer-Reviewed Journal, Speaks to the Quality and Impact of the Study

Company Remains Focused on Expanding Evidence-Based Data to Support Broader Commercial Adoption of the LIBERTY System

HINGHAM, Mass., March 24, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, which is already garnering medical and industry attention, today announced the publication of an article in the Journal of Vascular and Interventional Radiology (JVIR), titled “In Vivo Evaluation of a Disposable Endovascular Robotic System for Arterial Peripheral Vascular Interventions: A Multicenter Feasibility Study.” The article’s first author, Dr. Francois Cornelis, is a leading interventional radiologist specializing in neurointerventions and image-guided, minimally invasive therapies. He has a keen interest in robotics, AI, and advanced imaging, and served as the Lead Principal Investigator for the LIBERTY ACCESS PVI Pivotal Study.

The Journal of Vascular and Interventional Radiology, published continuously since 1990, is the premier peer-reviewed journal serving the global interventional radiologist community. Publication in a peer-reviewed journal is a significant milestone, signifying that the study’s methodology and data have been rigorously vetted by independent experts, ensuring a fair and balanced evaluation of the results.

This article provides a comprehensive, evidence-based analysis of the Company’s ACCESS-PVI study, which was completed in 2025 and presented at the Society of Interventional Radiology (SIR) annual meeting in April 2025. The study has now undergone rigorous independent peer review, which is considered the gold standard for clinical validation. The LIBERTY system received U.S. Food and Drug Administration (FDA) clearance in September 2025 for peripheral endovascular procedures.

“We are very pleased by the publication of the ACCESS-PVI results in JVIR, a leading voice in the field. This is a recognition that speaks to the quality and impact of the study,” commented Juan Diaz-Cartelle, Chief Medical Officer. “We would like to thank all the co-authors and we are looking forward to generating more clinical evidence that would foster appreciation for the benefits of the LIBERTY system.”

LIBERTY is the only FDA cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. The Company commenced the limited market release of the LIBERTY system in late 2025 and plans for a full market release at the Society of Interventional Radiology (SIR) conference in April 2026, allowing the Company to showcase LIBERTY with the goal to deepen market adoption.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com